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                                                                   EXHIBIT 10.53




                               PHARMCHEM, INC.

                           COMERICA BANK - CALIFORNIA

           SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT




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      This SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is entered into as of July 31, 2002 by and between COMERICA BANK-CALIFORNIA ("Bank") and PHARMCHEM, INC. ("Borrower").

                                    RECITALS

      A. Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement by and between Bank and Borrower dated as of May 15, 2000, as amended by an Amendment to Loan and Security Agreement and Limited Waiver dated as of September 12, 2001, by a Modification to Amended and Restated Loan and Security Agreement dated as of May 25, 2001, by an Amendment and Forbearance dated as of March 1, 2002, by an Amendment to Loan and Security Agreement dated as of May 20, 2002, and by an Amendment to Loan and Security Agreement dated as of June 28, 2002 (collectively, the "Original Agreement").

      B. Borrower and Bank desire to amend and restate, without novation, the Original Agreement on the terms stated herein. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

                                    AGREEMENT

      The parties agree as follows:

      1.    DEFINITIONS AND CONSTRUCTION.

            1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

                  "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

                  "Advance" or "Advances" means a cash advance under the Revolving Facility.

                  "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners (excluding any corporation as to which any director of such Person serves only as a director or is the beneficial owner of less than 25% of its outstanding securities).

                  "Bank Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), whether or not suit is brought.

                  "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

                  "Borrowing Base" means an amount equal to eighty-five percent (85%) of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.

                  "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

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                  "Cash Collateral" has the meaning set forth in Section 4.4.

                  "Change in Control" means a transaction in which any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such "person" or "group" to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.

                  "Closing Date" means the date of this Agreement.

                  "Code" means the California Uniform Commercial Code.

                  "Collateral" means the property described on Exhibit A attached hereto.

                  "Committed Revolving Line" means a credit extension of up to Four Million Two Hundred Fifty Thousand Dollars ($4,250,000).

                  "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

                  "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

                  "Credit Extension" means each Advance, or any other extension of credit by Bank for the benefit of Borrower hereunder.

                  "Current Assets" means, as of any applicable date, the total assets of the Borrower and its consolidated Subsidiaries (excluding Foreign Subsidiaries) on a consolidated basis which may properly be classified as current assets in accordance with GAAP.

                  "Current Liabilities" means, as of any applicable date, the sum, determined on a consolidated basis, of all liabilities of Borrower and its consolidated Subsidiaries (excluding Foreign Subsidiaries) which may properly be classified as current liabilities in accordance with GAAP.

                  "Daily Balance" means the amount of the Obligations owed at the end of a given day.

                  "Domestic Subsidiary" means any Subsidiary that is not a Foreign Subsidiary.

                  "Effective Tangible Net Worth" means at any date as of which the amount thereof shall be determined, the financial statement net worth of Borrower, plus, without duplication, (a) Subordinated Debt, and



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(b) any imputed dividend received from any Subsidiary, minus, without duplication, (i) intangible assets such as goodwill, and (ii) Investments in Subsidiaries, all as determined in accordance with GAAP.

                  "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of the representations and warranties to Bank set forth in Section 5.4; provided, that standards of eligibility may be fixed and revised from time to time by Bank as a consequence of any Collateral audits done pursuant to Section 4.3 in Bank's reasonable judgment and upon 30 days prior written notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

                        (a) Accounts that the account debtor has failed to pay within ninety-one (91) days of invoice date;

                        (b) Accounts with respect to an account debtor, twenty-five percent (25%) or more of whose Accounts the account debtor has failed to pay within ninety-one (91) days of invoice date.

                        (c) Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

                        (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

                        (e) Accounts with respect to which the account debtor is an Affiliate of Borrower;

                        (f) Accounts with respect to which the account debtor does not have its principal place of business in the United States and is not supported by one or more letters of credit in an amount and of a tenor, and issued by a financial institution, acceptable to Bank, except for Eligible Foreign Accounts;

                        (g) Accounts with respect to which the account debtor is the United States or any agency or subdivision thereof in which Bank has not perfected its security interest, except upon completion of the following for each such account: (i) receipt by Bank of a copy of the contract to be assigned; (ii) execution of document titled Government Receivables Rider to Security Agreement (All Assets) by Borrower, in substantially the form of Exhibit E hereto; (iii) execution of document titled Government Receivables Instrument of Assignment by Borrower, in substantially the form of Exhibit F hereto; and (iv) execution of document titled Government Receivables-Notice of Assignment by both Borrower and the account debtor, in substantially the form of Exhibit G hereto.

                        (h) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

                        (i) Accounts with respect to an account debtor, including Subsidiaries and Affiliates of such account debtor, whose total obligations to Borrower exceed twenty percent (20%) of all Accounts, except with respect to the Administrative Office of U.S. Courts, as to which the percentage shall be thirty-five percent (35%), to the extent such obligations exceed the aforementioned percentages;

                        (j) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

                        (k)   Accounts the collection of which Bank
reasonably determines to be doubtful.



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                  "Eligible Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that Bank approves on a case-by-case basis.

                  "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                  "Event of Default" has the meaning assigned in Article 8.

                  "Foreign Subsidiary" means any Subsidiary whose principal place of business is located outside of the United States or whose assets and business are located primarily outside of the United States.

                  "GAAP" means generally accepted accounting principles.

                  "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services (other than trade payables), (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

                  "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

                  "Intellectual Property Collateral" means:

                        (a)   Copyrights, Trademarks and Patents;

                        (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

                        (c)   Any and all design rights which may be
available to Borrower now or hereafter existing, created, acquired or held;

                        (d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

                        (e) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

                        (f) All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

                        (g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

                  "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the



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foregoing.

                  "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

                  "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                  "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

                  "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

                  "Material Adverse Effect" means a material adverse effect on
(i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

                  "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

                  "Obligations" means all loans, advances, debts, liabilities and obligations for monetary amounts owing by Borrower to Bank, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, including those arising under any of the Loan Documents. This term includes, without limitation, all principal, interest (including interest that accrues after the commencement against Borrower or any Subsidiary of Borrower under the Bankruptcy Code), fees, including, without limitation, any and all closing fees, prepayment fees, commitment fees, advisory fees, and attorneys' fees and any and all other fees, expenses, costs or other amounts chargeable to Borrower under any of the Loan Documents.

                  "Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

                  "Periodic Payments" means all interest payments and other recurring payments that Borrower may now or hereafter become obligated to pay to Bank under this Agreement.

                  "Permitted Indebtedness" means:

                        (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

                        (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

                        (c)   Subordinated Debt;

                        (d) Indebtedness secured by a lien described in clause (c) of the defined term "Permitted Liens", provided the amount of such Indebtedness shall not exceed the cost of the Equipment acquired with the proceeds of such Indebtedness; and



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                        (e)   Extensions, renewals, modifications, amendments
and restatements of any of the items of permitted Indebtedness (a) through (d) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Borrower.

                  "Permitted Investment" means:

                        (a) Investments existing on the Closing Date disclosed in the Schedule;

                        (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof,
(ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank, (iv) Bank's money market accounts, and (v) certificates of deposit and money market accounts listed on the Schedule and as disclosed to Bank in writing from time to time.

                  "Permitted Liens" means the following:

                        (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

                        (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings;

                        (c) Liens (i) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price or lease of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment; and

                        (d)   Liens incurred in connection with the
extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

                  "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

                  "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate" or "reference rate," whether or not such announced rate is the lowest rate available from Bank.

                  "Responsible Officer" means any of the Chief Executive Officer, the Chief Financial Officer and Controller of Borrower.

                  "Revolving Maturity Date" means June 30, 2003.

                  "Revolving Facility" means the facility under which Borrower may request Bank to make Advances, as specified in Section 2.1.1 hereof.

                  "Schedule" means the schedule of exceptions attached hereto, if any.

                  "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank and which is reflected in a written agreement in a manner and form acceptable to



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Bank and approved by Bank in writing.

                  "Subsidiary" means any corporation, limited liability company or partnership in which (i) any general partnership interest or (ii) more than 50% of the equity of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through one or more Subsidiaries.

                  "Total Liabilities" means at any date as of which the amount thereof shall be determined, the total liabilities of the Borrower and its consolidated Subsidiaries (excluding Foreign Subsidiaries) on a consolidated basis determined in accordance with GAAP, including in any event all Indebtedness.

                  "Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

            1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

      2.    LOAN AND TERMS OF PAYMENT.

                  2.1.1 Revolving Advances.

                        (a) Subject to and upon the terms and conditions of this Agreement, Borrower may request, and Bank agrees to make, Advances in an aggregate outstanding amount not to exceed the Committed Revolving Line or the Borrowing Base, whichever is less. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1.1 may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1.1 shall be immediately due and payable. If at any time the outstanding Advances under this Section 2.1.1 exceed the lesser of the Borrowing Base or the Committed Revolving Line, Borrower shall immediately pay Bank, in cash, the amount of such excess.

                        (b) Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. California time, on the Business Day that an Advance is to be made. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1.1 to Borrower's deposit account, as specified by such Borrower. Each written request for an Advance, and each confirmation of a telephone request for such an Advance, shall be in substantially the form of Exhibit B hereto executed by Borrower.

                        (c) Borrower may at any time prepay any Advances, in full or in part, without premium or penalty.

            2.2   Interest Rates, Payments, and Calculations.

                        (a) Interest Rates. Except as set forth in Section 2.2(b), all Advances shall bear interest, on the outstanding principal balance, at a per annum rate equal to the Prime Rate plus one half of one percent (0.50%).

                        (b) Default Rate. All Obligations shall bear interest after notice from Bank of the imposition of such default rate, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to three (3) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.



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                        (c)   Payments.  Interest hereunder shall be due and
payable on the last Business Day of each month during the term hereof. Bank shall automatically charge such interest and all Periodic Payments against Borrower's deposit account held at Bank or against the Committed Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                        (d) Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

            2.3 Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 3:00 p.m. California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

            2.4   Fees.  Borrower shall pay to Bank the following:

                        (a)   Facility Fees.  A fee for the Revolving
Facility equal to one tenth of one percent (0.10%) per annum of the amount of the Committed Revolving Line, payable quarterly on the last day of each March, June, September and December.

                        (b)   Financial Examination and Appraisal Fees.
Bank's customary fees and out-of-pocket expenses for Bank's audits of Borrower's Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents;

                        (c) Bank Expenses. On the Closing Date, an amount equal to the Bank Expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation and negotiation of the Loan Documents and, after the Closing Date, all Bank Expenses, including reasonable attorneys' fees and expenses incurred in the enforcement of this Agreement, as and when they become due.

            2.5 Term. This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

      3.    CONDITIONS OF CREDIT EXTENSIONS.

            3.1 Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension after the Closing Date is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                        (a)   this Agreement;



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
                        (b) a certificate of the Secretary of Borrower with respect to the certificate of incorporation, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

                        (c)   an intellectual property security agreement;

                        (d) affirmations of subordination from certain Persons; and

                        (e) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

            3.2 Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

                        (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

                        (b)   the representations and warranties contained in
Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, except those representations and warranties that expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and no Event of Default shall have occurred and be continuing, or would result from such Credit Extension. The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2(b).

      4.    CREATION OF SECURITY INTEREST.

            4.1 Grant of Security Interest. Borrower hereby grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except for Permitted Liens, such security interest shall constitute a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Notwithstanding the foregoing, the security interest granted herein does not extend to and the term "Collateral" does not include any license or contract rights to the extent (i) the granting of a security interest in it would be contrary to applicable law, or (ii) that such rights are nonassignable by their terms (but only to the extent the prohibition is enforceable under applicable law) without the consent of the licensor or other party (but only to the extent such consent has not been obtained). Borrower shall take such steps as Bank reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for such licenses or contract rights to be deemed "Collateral" and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future.

            4.2 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

            4.3 Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right at Borrower' expense (not to exceed $5,000 per annum, as long as an Event of Default has not occurred and is continuing) upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and audit and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

            4.4   Cash Collateral.

                  (a) Borrower grants to Bank, as additional security for the purpose of securing the Obligations, a valid, first priority security interest in each of the Borrower's deposit accounts and/or certificates of deposit maintained with Bank, including, without limitation, _____________ No. _________, together with all proceeds and substitutions thereof, any interest thereon, and all cash and noncash proceeds of the foregoing (the "Cash Collateral"). The minimum principal amount of the Cash Collateral pledged hereunder during the term of this Agreement shall be not less than Five Hundred Thousand Dollars ($500,000) at any time. Borrower acknowledges that Bank shall place a "hold" on any deposit account or certificate of deposit constituting the Cash Collateral; provided that if no Event of Default has occurred and is continuing, nothing contained in this Section 4.4 shall prohibit Borrower from making any withdrawals from, or canceling, any deposit account or certificate of deposit constituting the Cash Collateral so long as Borrower maintains an aggregate of not less than Five Hundred Thousand Dollars ($500,000) in such deposit accounts and/or certificates of deposit.

                  (b) Prior to the maturity of any Certificate of Deposit held by Bank pursuant hereto, Borrower and Bank shall agree upon a security or instrument similar in form, quality and substance to the original Certificate of Deposit in which the proceeds of the Certificate of Deposit can be reinvested on maturity. Upon maturity of the Certificate of Deposit in accordance with its terms, or in the event the Certificate of Deposit otherwise becomes payable during the term of this Agreement, such maturing Certificate of Deposit may be presented for payment, exchange, or otherwise marketed by Bank on behalf of Borrower and the proceeds therefrom used to purchase the security or instrument agreed to by Borrower and Bank in accordance with the immediately preceding sentence. If no agreement has been made, such proceeds shall be placed into an interest bearing account offered by Bank in which Bank has a first priority security interest until such time as an agreement as to the security replacing the original Certificate of Deposit can be reached. Bank may retain any such successor collateral and the proceeds therefrom as Collateral in accordance with the terms of this Agreement.

      5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

            5.1 Due Organization and Qualification. Borrower is a corporation duly existing under the laws of the State of Delaware and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

            5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

            5.3 No Prior Encumbrances. Borrower has good and marketable title to the Collateral, free and clear of Liens, except for Permitted Liens.

            5.4 Bona Fide Eligible Accounts. The Eligible Accounts are bona fide existing obligations. The service or property giving rise to such Eligible Accounts has been delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor whose accounts are included in any Borrowing Base Certificate as an Eligible Account.

            5.5 Merchantable Inventory. All Inventory is in all material respects of good and marketable quality, free from all material defects.

            5.6 Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

            5.7 Intellectual Property Collateral. Borrower is the owner or licensee of the Intellectual Property Collateral, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. Each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and to Borrower's knowledge, no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party, which violation could reasonably be expected to have a Material Adverse Effect. Except as set forth in the Schedule, no part of the Intellectual Property Collateral is subject to any agreement restricting the transfer thereof or the grant of a security interest therein. The Copyrights, Patents and Trademarks listed on the Exhibits to the Intellectual Property Security Agreement constitute all of the intellectual property necessary to sell, license or distribute all of Borrower's products in the ordinary course of business. The Schedule lists all of the material licenses, contracts and agreements as to which Borrower's rights are excluded from the Collateral pursuant to Section 4.1.

            5.8 Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could reasonably be expected to have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

            5.9 No Material Adverse Change in Financial Statements. All consolidated financial statements related to Borrower and its Subsidiaries that are delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank, other than as set forth in the Schedule.

            5.10 Solvency, Payment of Debts. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

            5.11 Regulatory Compliance. Borrower has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of any regulations promulgated by the Board of Governors of the Federal Reserve System). Borrower has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could reasonably be expected to have a Material Adverse Effect.

            5.12 Environmental Condition. None of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower; and Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

            5.13 Taxes. Borrower has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein, except for taxes which are being contested in good faith by appropriate proceedings and reserved against (to the extent required by GAAP) by Borrower.

            5.14 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

            5.15 Government Consents. Borrower has obtained all material consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted, the failure to obtain which could reasonably be expected to have a Material Adverse Effect.

            5.16 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

      6. AFFIRMATIVE COVENANTS. Borrower covenants and agrees that, until payment in full of all outstanding Obligations under this Agreement, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

            6.1 Good Standing. Borrower shall maintain its and each of its material Subsidiaries' corporate existence in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably by expected to have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain in force all licenses, approvals and agreements, the loss of which could reasonably by expected to have a Material Adverse Effect.

            6.2 Government Compliance. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably by expected to have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

            6.3 Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (a) as soon as available, but in any event within fifty (50) days after the end of each of Borrower's fiscal quarters, a copy of the report filed by Borrower on Form 10-Q with the Securities and Exchange Commission; (b) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrower's fiscal year, a copy of the report filed by Borrower on Form 10-K with the Securities and Exchange Commission, together with audited financial statements of Borrower prepared in accordance with GAAP, consistently applied, and an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank (each of the "Big 4" accounting firms is acceptable), which financial statements shall reflect no material adverse changes from the financial statements prepared by Borrower and delivered to Bank; (c) as soon as available, but in any event within five (5) days after filing, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and any other reports filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Two Hundred Fifty Thousand Dollars ($250,000) or more; (e) as soon as available, but in any case within ninety (90) days after the first day of each fiscal year, Borrower's business plan, including operating budget, for such year.

            Borrower shall deliver to Bank with the quarterly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.

            Within twenty-five (25) days of the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of Borrower's accounts payable and accounts receivable, in each case in form and substance reasonably satisfactory to Bank and certified by a Responsible Officer. Bank agrees to adjust Borrowing Base within ten (10) days of receipt of Borrowing Base Certificate and further agrees to advise Borrower of any changes to the Certificate submitted by Borrower.

            Borrower shall deliver to Bank as soon as available, but in any event within thirty (30) days after the end of each month, a company prepared balance sheet, income statement and cash flow statement covering Borrower's consolidated domestic operations during such period, in a form and certified by an Officer of Borrower reasonably acceptable to Bank.

            6.4 Inventory; Returns. Borrower shall keep all Inventory in good and marketable condition, free from all material defects except for Inventory for which adequate reserves have been made. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Two Hundred Fifty Thousand Dollars ($250,000).

            6.5 Taxes. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

            6.6 Insurance. Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's. All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Bank. All such policies of property insurance shall contain a Bank's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least ten (10) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. After the occurrence and during the continuance of an Event of Default, all proceeds payable under any such policy that are not used to repair or replace the property insured shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

            6.7   Registration of Intellectual Property Rights.

                        (a)   Borrower shall register or cause to be
registered on an expedited basis (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those intellectual property rights listed on Exhibits A, B and C to the Intellectual Property Security Agreement delivered to Bank by Borrower in connection with this Agreement within thirty (30) days of the date of this Agreement. Borrower shall, on an expedited basis, register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and notify Bank of, all registerable intellectual property rights which constitute or give rise to more than five percent (5%) of Borrower's gross income in any fiscal quarter which Borrower has developed as of the date of this Agreement but heretofore failed to register and give Bank notice thereof. Borrower shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and notify Bank of those additional intellectual property rights which constitute or give rise to more than five percent (5%) of Borrower's gross income in any fiscal quarter which are developed or acquired by Borrower from time to time in connection with any product prior to the sale or licensing of such product to any third party and prior to Borrower's use of such product (including without limitation major revisions or additions to the intellectual property rights listed on such Exhibits A, B and C) and shall give Bank notice thereof.

                        (b) Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect Bank's security interest in the Intellectual Property Collateral.

                        (c) Borrower shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents and Copyrights, (ii) use its best efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any material Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld.

                        (d) Bank may audit Borrower's Intellectual Property Collateral to confirm compliance with this Section 6.7, provided such audit may not occur more often than once per year, unless an Event of Default has occurred and is continuing. Bank shall have the right, but not the obligation, to take, at Borrower's sole expense, any actions that Borrower is required under this
Section 6.7 to take but which Borrower fails to take, after fifteen (15) days' notice to Borrower. Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 6.7.

            6.8 Current Ratio. Borrower shall maintain, as of the last day of each fiscal quarter, a ratio of Current Assets to Current Liabilities of at least 0.85 to 1.0.

            6.9 Profitability. Borrower shall achieve a minimum net profit of at least One Dollar ($1) for the fiscal year ending December 31, 2002. Borrower shall achieve a minimum net profit of One Dollar ($1) for each fiscal quarter commencing with the fiscal quarter ending March 31, 2003.

            6.10 Total Liabilities-Effective Tangible Net Worth. Borrower shall maintain, as of the last day of each fiscal quarter, a ratio of Total Liabilities to Effective Tangible Net Worth of not more than 2.0 to 1.0.

            6.11 Capital Expenditures. The aggregate amount of all Capital Expenditures of Borrower shall not exceed Two Million Six Hundred Thousand Dollars ($2,600,000) in any fiscal year of Borrower. "Capital Expenditures" means, without duplication, all financed or unfinanced expenditures exceeding $25,000 individually (whether made in the form of cash or property, including, without limitation, expenditures made by exchanging or trading in property) for any fixed assets or improvements, or for renewals, replacement, substitutions or additions thereto, which have a useful life of more than two years (excluding expenditures for such assets funded with insurance proceeds) including, but not limited to, the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise, and expenditures which are financed pursuant to Capital Leases or with the proceeds of purchase money indebtedness. "Capital Lease" means any lease of any property (whether real, personal or mixed) by any Person that, in conformity with GAAP, is or should be accounted for as a capital lease on the Balance Sheet of such Person.

            6.12 Effective Tangible Net Worth. Borrower shall maintain, as of the last day of each fiscal quarter, a minimum Effective Tangible Net Worth of Ten Million Dollars ($10,000,000).

            6.13 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

            6.14 Receipt of Subordinated Debt. Bank hereby approves Borrower's incurrence of, and the making of payments by Borrower under, up to Two Million Five Hundred Thousand Dollars ($2,500,000) of Subordinated Debt, subject to the provisions of Section 7.9 of this Agreement and provided that each lender under such Subordinated Debt executes a subordination agreement in form and substance acceptable to Bank. Bank further acknowledges that such lender(s) under such Subordinated Debt may be Affiliates of Borrower.

      7. NEGATIVE COVENANTS. Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Credit Extensions, Borrower will not do any of the following without the written consent of Bank:

            7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries; or (iii) Transfers of worn-out or obsolete Equipment.

            7.2 Change in Business. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a Change in Control. Borrower will not, without thirty (30) days prior written notification to Bank, relocate its chief executive office.

            7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

            7.4 Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

            7.5 Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

            7.6 Distributions. Pay any cash dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, or otherwise Transfer any assets to any Affiliates, other than Permitted Investments; provided that Borrower may utilize up to $2,000,000 in Advances to repurchase outstanding stock of the Borrower; and provided, further, that Borrower shall be permitted to declare and distribute any dividends in the form of rights which allow shareholders to purchase shares of a new series of preferred stock of Borrower, including the Rights Agreement dated as of November 30, 1999 previously furnished to Bank, or other such actions that are now currently contemplated by Borrower.

            7.7 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, other than Permitted Investments.

            7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

            7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, if an Event of Default exists at the time of such payment or would exist after giving effect to such payment, or make any payment on any Subordinated Debt except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

            7.10 Inventory and Equipment. Store the Inventory or Equipment with a bailee, warehouseman, or similar party unless Bank has received a pledge of the warehouse receipt covering such Inventory or Equipment. Except for that sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory and Equipment only at the locations set forth in the Schedule and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

            7.11 Compliance. Become an "investment company" within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or any other law or regulation, which failure or violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

      8. EVENTS OF DEFAULT. Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

            8.1 Payment Default. If Borrower fails to pay, when due, any of the Obligations;

            8.2   Covenant Default.

                        (a) If Borrower fails to perform any obligation under Article 6 or violates any of the covenants contained in Article 7 of this Agreement, or

                        (b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within twenty (20) days after the occurrence thereof (provided that no Credit Extensions will be required to be made during such cure period);

            8.3 Material Adverse Change. If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) is a material impairment of the value or priority of Bank's security interests in the Collateral;

            8.4 Attachment. If any portion of Borrower's assets with a value in excess of $50,000 is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim in excess of $50,000 becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment in excess of $50,000 is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

            8.5 Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within twenty (20) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

            8.6 Other Agreements. If there is a default in any agreement to which Borrower is a party with a third party or parties, and such default shall not have been cured or waived within any applicable grace period, resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a Material Adverse Effect;

            8.7 Subordinated Debt. If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

            8.8 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

            8.9 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank as of the date such representation or warranty was made by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

      9.    BANK'S RIGHTS AND REMEDIES.

            9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                        (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);

                        (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

                        (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                        (d) Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                        (e) Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

                        (f)   Ship, reclaim, recover, store, finish,
maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit except to the extent such license would result in a breach of such agreement;

                        (g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

                        (h) Bank may credit bid and purchase at any public sale; and

                        (i) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

            9.2 Power of Attorney. Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) if an Event of Default has occurred and is continuing, send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) if an Event of Default has occurred and is continuing, endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) if an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) if an Event of Default has occurred and is continuing, dispose of any Collateral; (e) if an Event of Default has occurred and is continuing, make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (f) if an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

            9.3 Accounts Collection. If an Event of Default has occurred and is continuing, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. After the occurrence and during the continuance of an Event of Default, Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

            9.4 Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following:
(a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

            9.5 Bank's Liability for Collateral. Except as provided under the Code, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever.

            9.6 Remedies Cumulative. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

            9.7 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

      10. NOTICES. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by facsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

       If to Borrower:   PHARMCHEM, INC.
                         4600 North Beach Street
                         Haltom City, Texas 76137
                         Attn: Mr. David Lattanzio
                         FAX:  (817) 605-6402

       If to Bank:       Comerica Bank-California
                         250 Lytton Avenue
                         Palo Alto, California 94301
                         Attn:  Mr. Jim Weber
                         FAX:  (650) 462-6191

      The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

      11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Borrower and Bank hereby submit to the jurisdiction of the state and Federal courts located in the County of Los Angeles and the County of Santa Clara, State of California. BORROWER AND BANK HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

      12.   GENERAL PROVISIONS.

            12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

            12.2 Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

            12.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

            12.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

            12.5 Amendments in Writing, Integration. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

            12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

            12.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

            12.8  Effect of Amendment and Restatement.

                  This Agreement is intended to and does completely amend and restate, without novation, the Original Agreement. All security interests granted under the Original Agreement are hereby confirmed and ratified and shall continue to secure all Obligations under this Agreement. In particular, in connection with the Original Agreement, Borrower executed for the benefit of Bank five (5) documents entitled Government Receivables Rider to Security Agreement, five (5) documents entitled Government Receivables -- Notice of Assignment, and five (5) documents entitled Government Receivables Instrument of Assignment (collectively, the "Government Receivables Documents"). The Government Receivables Documents shall continue in full force and effect, shall continue to secure all Obligations under this Agreement, and each Government Receivables Rider to Security Agreement shall be and hereby is incorporated by reference into this Agreement.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                          PHARMCHEM, INC.


                                          By:  /S/ DAVID LATTANZIO
                                             -----------------------------------
                                          Title:   VICE-PRESIDENT




                                          COMERICA BANK-CALIFORNIA



                                          By:  /S/ JAMES L. WEBER
                                             -----------------------------------
                                          Title:   FIRST V.P.

                                    EXHIBIT A

      The Collateral shall consist of all right, title and interest of Borrower in and to the following:

      (a) Any and all goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

      (b) Any and all inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

      (c) Any and all contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind, but excluding real estate leases;

      (d) Any and all now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

      (e) Any and all documents, cash, deposit accounts, securities, investment property, financial assets, securities entitlements, securities accounts, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

      (f) Any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

      (g) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                    EXHIBIT B

    LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM FOR WORKING CAPITAL ADVANCES:
           DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M. PACIFIC TIME

TO: COMERICA BANK-CALIFORNIA                            DATE:  _________________

FAX #:  _________________                               TIME:  _________________

--------------------------------------------------------------------------------

FROM: PHARMCHEM, INC.

                             CLIENT NAME (BORROWER)

REQUESTED BY:

                            AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:

PHONE NUMBER:

FROM ACCOUNT # ______________________     TO ACCOUNT # _________________________


REQUESTED TRANSACTION TYPE               REQUEST DOLLAR AMOUNT
                                         $______________________________________
PRINCIPAL INCREASE (ADVANCE)             $______________________________________
PRINCIPAL PAYMENT (ONLY)                 $______________________________________
INTEREST PAYMENT (ONLY)                  $______________________________________
PRINCIPAL AND INTEREST (PAYMENT)         $______________________________________

OTHER INSTRUCTIONS: ____________________________________________________________
________________________________________________________________________________

      All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for an Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

________________________________________________________________________________

________________________________________________________________________________
                                  BANK USE ONLY
TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

_________________________________________________     __________________________
                 Authorized Requester                          Phone #


_________________________________________________     __________________________
                  Received By (Bank)                           Phone #


                  _____________________________________________
                           Authorized Signature (Bank)

________________________________________________________________________________

                                    EXHIBIT C

                          [BORROWING BASE CERTIFICATE]

                                    EXHIBIT D

                            [COMPLIANCE CERTIFICATE]

                                    EXHIBIT E

                     [FORM OF GOVERNMENT RECEIVABLES RIDER]

                                    EXHIBIT F

      [FORM OF GOVERNMENT RECEIVABLES INSTRUMENT OF ASSIGNMENT BY BORROWER]

                                    EXHIBIT G

              [FORM OF GOVERNMENT RECEIVABLES-NOTICE OF ASSIGNMENT]



                             SCHEDULE OF EXCEPTIONS

Permitted Indebtedness (Section 1.1)

      See Attached Schedule 1



Permitted Investments (Section 1.1)

1) Loans to officers/employees in an aggregate amount not to exceed $250,000 at any time outstanding.



Permitted Liens (Section 1.1)

See Attached Schedule 1



Prior Names (Section 5.6)





Intellectual Property (Section 5.7)





Litigation (Section 5.8)



Locations of Inventory and Equipment (Section 7.10)